EXHIBIT 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that Alan Lane and William Baribault, or either of them, be, and they hereby are, appointed and constituted as the true and lawful attorneys and agents of this Company and its directors and officers, to do any and all acts and things, in the name and on the behalf of this Company and its directors and officers which said attorneys and agents, or any one of them, may deem necessary or advisable to enable this Company to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the SEC, in connection with said Registration Statement, including specifically but without limitation, power and authority in the name and behalf of this Company and its directors and officers to sign any and all amendments (including post-effective amendments) thereto; and we do hereby ratify and confirm all that the said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

WITNESS the signatures of the undersigned this 5th day of September, 2008.

/S/ WILLIAM H. BARIBAULT
WILLIAM H. BARIBAULT	President, CEO and Director

/S/ ALISON DAVIS
ALISON DAVIS	Director

/S/ JUSTIN EVANS
JUSTIN EVANS	Director

/S/ ALAN LANE
ALAN LANE	Executive Chairman and Director

/S/ LARRY TASHJIAN
LARRY TASHJIAN	Director